SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 13, 2002

MISSISSIPPI CHEMICAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Mississippi	001-12217	64-0292638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3622 Highway 49 East
Yazoo City, Mississippi	39194
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 662-746-4131

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Item 4.Changes in Registrant's Certifying Accountant.

              Effective May 13, 2002, upon the recommendation of the Audit Committee of the Board of Directors of Mississippi Chemical Corporation (the "Company"), the Company's Board of Directors engaged KPMG LLP ("KPMG") as the Company's independent auditors.

              During the years ended June 30, 2001 and 2000, and through May 13, 2002, the Company did not consult with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 302(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSISSIPPI CHEMICAL CORPORATION

By: /s/ Timothy A. Dawson
Timothy A. Dawson
Senior Vice President and
Chief Financial Officer

Date: May 15, 2002

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